UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 10, 2011

Radiant Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50283	04-3625550
(Commission File Number)	(IRS Employer Identification Number)

405 114th Avenue SE, Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 462-1094

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, Radiant Logistics, Inc. (the “Company”) and Bohn Crain, its Chief Executive Officer, entered into a Letter Agreement for the purpose of amending Mr. Crain’s Employment Agreement with the Company dated January 13, 2006 as previously amended by letter agreement dated December 31, 2008. The Letter Agreement was approved by the Company’s Board of Directors.

The amendments evidenced by the Letter Agreement were designed to (1) extend Mr. Crain’s Employment Agreement through December 31, 2016 and (2) to increase Mr. Crain’s base pay to $325,000 per annum.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Letter Agreement which is filed as Exhibit 10.1 to this Report.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits (referenced to Item 6.01 of Regulation S-K):

10.1           Letter Agreement dated June 10, 2011; Amendment to the Employment Agreement between Radiant Logistics, Inc. and Bohn H. Crain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: June 10, 2011	By: /s/ Bohn H. Crain
Bohn H. Crain, CEO

Exhibit Index

10.1           Letter Agreement dated June 10, 2011; Amendment to the Employment Agreement between Radiant Logistics, Inc. and Bohn H. Crain.